SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               September 28, 2001





                                 FMC CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Delaware                     1-2376               94-0479804
  -----------------------------      ------------       -------------------
  (State or other jurisdiction       (Commission         (I.R.S. Employer
       of incorporation)             File Number)       Identification No.)




       200 East Randolph Drive, Chicago, Illinois             60601
       -------------------------------------------         ----------
        (Address of principal executive offices)           (Zip Code)




                                 (312) 861-6000
                         ------------------------------
                         Registrant's telephone number,
                               including area code



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Item 5. Other Events

On September 28, 2001, FMC Corporation issued the following release:

FMC Expects Lower Third Quarter and Full Year Earnings for its Chemical
Businesses

CHICAGO, Friday, September 28, 2001--FMC Corporation said today that earnings for the third quarter and full year are expected to be lower than previous guidance for its chemical businesses. Weaker global economic conditions are having an unfavorable impact on volumes in many industrial chemicals markets including hydrogen peroxide, soda ash and phosphorus. Weaker agricultural products markets in Japan, China and, to a lesser degree in Pakistan and Indonesia, as well as unfavorable currency impacts in Brazil, are also contributing to the earnings shortfall.

According to FMC President and CEO William G. Walter: "Further weakness in the economy, exacerbated by the tragic events of September 11, will unfavorably affect pro forma operating earnings for the third quarter and full year versus our previous estimates. We now expect third quarter earnings to be between $0.55 and $0.60 per share on a pro forma basis for the chemical businesses, instead of the $0.75 to $0.80 per share previously estimated. Full year earnings are now expected to be between $3.05 and $3.15 per share versus our prior estimates of $3.80 to $4.00 per share on a pro forma basis for the chemical businesses, which had assumed an economic recovery in the fourth quarter. We remain confident in our longer-term prospects and the solid base upon which our chemical businesses are built. Furthermore, we are on track to distribute the remaining FMC-owned shares of FMC Technologies stock in the fourth quarter of 2001."

The foregoing information reflects pro forma results for the FMC chemical businesses only. Historical comparisons for the chemical businesses on a pro forma basis were outlined in FMC's second quarter 2001 news release and were filed with the SEC under Form 8K on July 27, 2001.

FMC Corporation is one of the world's leading producers of chemicals and machinery for industry and agriculture. FMC employs approximately 15,000 people at 90 manufacturing facilities and mines in 25 countries. The company divides its businesses into five segments: Energy Systems, Food and Transportation Systems, Agricultural Products, Specialty Chemicals, and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking are subject to various risks and uncertainties concerning specific factors in the corporation's 2000 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. The corporation does not intend to update this information and disclaims any legal obligation to the contrary.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                FMC CORPORATION



                                By /s/ Stephen F. Gates
                                   ---------------------------------------------
                                   Stephen F. Gates
                                   Senior Vice President, General
                                   Counsel and Secretary



Date: October 3, 2001


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